Exhibit 23.1

K.C. Lau & Co

Certified Public Accountants, Singapore
Chartered Tax Advisers, United Kingdom.

207A Thomson Road
Goldhill Centre
Singapore 307640
Tel: 63546410
Fax: 63546506
3 October 2005

To:	Mike Pugh CFP Mitcham Industries Inc. P.O. BOX 1175 HUNTSVILLE TEXAS 77342-1175, USA
Consent Letter
I hereby grant consent to the use of the audited financial statements of the consolidated Seamap companies for the fiscal year ended 31 December 2004 in the Form 8-K/A dated October 3, 2005.
Yours truly

/s/ K.C. Lau & Co
K.C. Lau & Co